SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

        Date of report (date of earliest event reported): August 25, 2006

                       MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

            33-20432                                 75-2228828
      (Commission File Number)           (IRS Employer Identification No.)

                  401 State Route 24, Chester, New Jersey 07930
               (Address of principal executive offices) (Zip Code)

                                 (908) 879-2722
                         (Registrant's telephone number)

                              --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into A Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Director and Principal Officer;
          Appointment of Directors and Principal Officers
Item 7.01 Regulation FD Disclosure

Magnitude Information Systems, Inc. (The "Company") today announced the naming of Steven L. Gray as Chairman of the Board of Directors. Mr. Gray succeeds Steven D. Rudnik, Founder, who has retired from the Board of Directors in order to pursue personal and other business endeavors. Mr. Gray has led several corporations from nascent stage development to maturity, delivering significant returns to investors. Mr. Gray has served on the Magnitude board of directors for many years.

The Board of Directors also promoted Matthew J. Scott to the position of President of the Company. Mr. Scott's duties will include executive leadership in product development and all facets of operations. Prior to joining Magnitude, Scott was a principal owner of Spectrum Press in Roseland, New Jersey for many years. In January, 2004, Scott became an owner and principal officer of Mpower Digital, another printing company located in Stanhope, New Jersey until August, 2005.

Edward L. Marney continues as Chief Executive Officer and has been appointed by unanimous vote to Magnitude's Board of Directors. Prior to accepting this position Mr. Marney has enjoyed a highly successful career in the software industry, most recently at WebMD Corporation.

As Chief Executive Officer and President of TouchPoint, Mr. Marney led the development and marketing of proprietary Business Intelligence (BI) technologies. In 2001 TouchPoint was acquired by WebMD Corporation as a "strategic asset" in an all-cash transaction. Prior to TouchPoint, Mr. Marney had successful careers at both Medical Information Technologies, Inc. and Burroughs Corporation (UNISYS Corporation).

Restructure of Magnitude Operations

Ed Marney also announced today that his management team is restructuring operations by outsourcing the sales and customer support functions, permitting a parallel reduction of three full-time employees in its workforce. Mr. Marney stated that "we have a new strategy to support Magnitude's current software products." Continuing, Mr. Marney declared that "Through outsourcing support of the ErgoEnterprise product line, we are reducing operational expense and allowing the Company to focus on an expanded product offering. We are focused on delivering technologies that bring large revenue opportunities with significant profit margins in the near future."

Magnitude Investment

On August 25, 2006, Magnitude entered into Stock Purchase Agreements with three accredited investors for the sale of 30,000,000 Units. Each Unit consists of (a) one share of common stock and (b) one-half of a common stock purchase warrant, exercisable during its three year term at the exercise price of $.05 per common share. The securities to be issued pursuant to the Stock Purchase Agreements are to be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") provided by Section 4(2) of the 1933 Act.

Pursuant to the terms of the Stock Purchase Agreements, the purchase price of each Unit is $.02 and the Company has received aggregate subscription funds for the 30,000,000 Units of $600,000. Under the terms of the Stock Purchase Agreements, the Company is required to file a registration statement, registering the common shares and the common shares underlying the warrants under the 1933 Act within 90 days, or no later than November 23, 2006 and the registration must be declared effective within 90 days of filing or the Company is subject to certain penalties. The Company is required to maintain the effectiveness of the registration statement until allof the subject shares have been sold or are eligible to be transferred without restriction pursuant to Rule 144(k).

The foregoing information was disclosed in a press release issued today, a copy of which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits:

            10.1 Form of Stock Purchase Agreement
            99.1 Press Release, dated August 30, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       MAGNITUDE INFORMATION SYSTEMS, INC.

Dated:  August 30, 2006                    By: /s/ Joerg H. Klaube
                                              -----------------------
                                              Joerg H. Klaube
                                              Chief Financial Officer